Exhibit 99.2

For Immediate Release

March 23, 2005

Rentech Issues Update on Conversion of

Royster-Clark Nitrogen, Inc. Fertilizer Plant

Denver, Colorado: Rentech, Inc. (AMEX: RTK) announced today that, by mutual agreement between Rentech Development Corporation and Royster-Clark, Inc. (RCI), the Stock Purchase Agreement between them dated December 10, 2004 has expired and is no longer in effect.

Royster-Clark, Inc. and Rentech Development Corporation both intend to jointly pursue the conversion of Royster-Clark Nitrogen, Inc.’s natural gas-fed nitrogen fertilizer plant in East Dubuque, Illinois to use coal. The parties plan to continue the study regarding conversion of the plant from the use of natural gas feedstock to coal gasification, an advanced clean coal technology, using Illinois coal. The conversion would allow the plant, using Rentech’s Fischer-Tropsch (FT) technology, to produce FT ultra-clean fuels and surplus electricity, and, in addition, to increase its nitrogen fertilizer production. (See the News Release by The Agricultural Retailers Association and The Fertilizer Institute dated March 17, 2005 at http://www.aradc.org/new/showstory.php?id=31719).

In continued support of the conversion program, Rentech Development Corporation on March 22, 2005 entered into a contract with Fluor Enterprises, Inc. to perform an optimization study, the initial phase of front-end engineering and design (FEED) required for the conversion of the fertilizer plant.

Addressing the status of its ongoing work related to the East Dubuque facility, Dennis L. Yakobson, president and CEO of Rentech commented: “As stated, Royster-Clark, Inc. and Rentech Development Corporation are jointly pursuing the conversion of the Royster-Clark plant to coal under the ‘coal-to-corn’ concept. In conjunction with these efforts, Rentech’s announced optimization study with Flour Enterprises is a necessary first step to a front-end engineering and design for a natural gas to coal gasification poly-generation conversion.

“In addition to our continuing efforts related to East Dubuque plant, Rentech’s domestic project slate remains very full. The Company is proceeding with Fischer-Tropsch coal-to-liquids initiatives in various stages of work in Illinois and Wyoming. We are also conducting preliminary discussions of projects in several other Midwest states, both for natural gas to coal conversions as well as greenfield development of coal-to-liquids plants for the production of Fischer-Tropsch transportation fuels and electricity.

“The United States’ growing recognition of its need for clean coal alternatives and the poly-generation of electricity, fertilizer, chemicals and ultra clean fuels is continuing to bring Rentech opportunities on a continuing basis.”

About Rentech, Inc.

Rentech, Inc., a Denver, Colorado corporation, incorporated in 1981, is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids process for conversion of synthesis gas made from natural gas, industrial off-gas, or solid or liquid carbon-bearing materials, including coal, into high-value fuels and chemicals. These include clean burning, ultra-low-sulfur and ultra-low-aromatic fuels (beyond detectable limits), naphtha, waxes and fuel for fuel cells.

Safe Harbor Statement

Certain information included in this report contains and other reports or materials filed or to be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company or its management) contain or will contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect Rentech’s results include our ability to obtain financing for working capital; future agreements with Royster-Clark, Inc. and Royster-Clark Nitrogen, Inc.; agreements with others related to proposed projects; financing for projects; the timing of potential projects; and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008 or E-mail at mkir@rentk.com, or see the Company’s web site at: www.rentechinc.com